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                                                                   EXHIBIT 10.21


                                    SOFTCOST

                             SECURED PROMISSORY NOTE



240,363.61                                        Date:September 3, 1999

                                                 Due: March 1, 2002



FOR VALUE RECEIVED, Neoforma, Inc. a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Two Hundred Forty Thousand Three Hundred Sixty Three and 61/100 Dollars ($240,363.61) together with interest at Nine percent (8%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 30 equal monthly installments consisting of 1 payments of $4,708.46 (.67%) each, commencing October 1, 1999, followed by 3 payments of $1,610.44 (.67%) each commencing November 1, 1999 and on the same day of each month thereafter to and including January 1, 2000, followed by 26 payments of $10,029.76 (4.17%) each, commencing February 1, 2000 and on the same day of each month thereafter to and including March 1, 2002 and an additional installment in the amount of $38,458.18 (16%) ("Balloon Payment") to be paid on March 1, 2002, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated July 7, 1999 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois.



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This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

     BORROWER:                       NEOFORMA, INC.
                                     3255 Scott Blvd.
                                     Santa Clara, CA 95054




                                     Signature: /s/ WAYNE MCVICKER
                                                ------------------------------

                                     Print Name:    Wayne McVicker
                                                ------------------------------

                                     Title:         VP and Founder
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